As filed with the Securities and Exchange Commission on April 20, 2017

Registration No. 333-213416

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-3

 REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MURPHY USA INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware		46-2279221
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification Number)
200 Peach Street El Dorado, Arkansas 71730-5836 (870) 875-7600
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. Andrew Clyde President and Chief Executive Officer Murphy USA Inc. 200 Peach Street El Dorado, Arkansas 71730-5836 (870) 875-7600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Joseph A. Hall Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*Certain subsidiaries of Murphy USA Inc. are also registrants and are identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Murphy Oil USA, Inc.	Delaware	71-0727492
591 Beverage, Inc.	Nebraska	45-0668000
864 Holdings, Inc.	Delaware	27-0496160
864 Beverage, Inc.	Texas	71-0831009
Murphy Oil Trading Company (Eastern)	Delaware	71-6049824
Spur Oil Corporation	Delaware	71-0361520
Superior Crude Trading Company	Delaware	71-0818212
El Dorado Properties LLC	Arkansas	82-0896632

__________________

*	The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Murphy USA Inc., 200 Peach Street, El Dorado, Arkansas 71730-5836, Tel. (870) 875-7600.

EXPLANATORY NOTE

This post-effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-213416) is being filed for the purpose of (i) adding El Dorado Properties LLC as a guarantor of debt securities to be issued hereunder and (ii) updating certain information in Item 15 of Part II with respect to the new guarantor. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
Registration fee	$	*
Printing		†
Legal fees and expenses (including Blue Sky fees)		†
Trustee fees		†
Rating Agency fees		†
Accounting fees and expenses		†
Miscellaneous		†
TOTAL	$	†

_________________

*	Omitted because the registration fee is being deferred pursuant to Rule 456(b).

†	Omitted because estimates are not currently available. The expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

(a)       Murphy Oil USA, Inc., Murphy USA Inc., 864 Holdings, Inc., Murphy Oil Trading Company (Eastern), Spur Oil Corporation and Superior Crude Trading Company (collectively, the “Delaware Registrants,” and each, a “Delaware Registrant”) are each incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to any of the Delaware Registrants. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation of Murphy USA Inc. and the Bylaws of each other Delaware Registrant provide for indemnification by each Delaware Registrant of its directors, officers and employees.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. The certificates of incorporation of Murphy USA Inc., 864 Holdings, Inc. and Superior Crude Trading Company provide for such limitation of liability.

(b)       864 Beverage, Inc. is incorporated under the laws of the State of Texas. The Texas Business Organizations Code provides that, subject to certain limitations, a corporation may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding, to the extent that it is determined that the person acted in good faith; that the person reasonably believed, in the case of conduct in the person’s official capacity, that the person’s conduct was in the corporation’s best interests; and, in any other case, that the person’s conduct was not opposed to the corporation’s best interests; and in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful. With respect to expenses, the amount of expenses other than a judgment must be reasonable. The Bylaws of 864 Beverage, Inc. provide for indemnification of its directors, officers and employees.

(c)       591 Beverage, Inc. is incorporated under the laws of the State of Nebraska. Under Sections 21-20,102 to 21-20,111 of the Nebraska Business Corporation Act, indemnification of directors and officers may be provided for judgments, fines, settlements, penalties, and expenses, including attorneys’ fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the corporation. This applies to any civil, criminal, investigative or administrative action, provided that the director or officer involved acted in good faith, in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Articles of Incorporation of 591 Beverage, Inc. provide for indemnification of its directors, officers and employees to the extent permitted by the laws of the State of Nebraska.

(d)       El Dorado Properties LLC was formed under the laws of the State of Arkansas. Section 4-32-404 of the Arkansas Small Business Entity Tax Pass Through Act provides that a limited liability company's operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager. The operating agreement of El Dorado Properties LLC provides that the company shall, to the fullest extent not otherwise prohibited by applicable law, indemnify its member and each officer of the company designated in writing by the member from and against any and all claims, liabilities, obligations, costs and expenses (including reasonable attorney's fees), incurred by or asserted against the member or any officer, to the extent arising out of or resulting from the good faith performance by such person of duties or services for or on behalf of the company; provided, the person's actions or omissions giving rise to such claims, liabilities, obligations, costs or expenses did not constitute intentional willful misconduct or a knowing violation of law.

(e)       Each registrant maintains standard policies of insurance under which coverage is provided to its directors, officers and employees against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not such Registrant would have the power to indemnify him or her against such liability under the applicable law.

Item 16. Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1†	Form of underwriting agreement
4.1*	Form of indenture
4.2*	Form of note (included in Exhibit 4.1)
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the registrant’s registration statement on Form 10 filed on July 18, 2013)
4.5†	Form of warrant agreement
4.6†	Form of purchase contract
4.7†	Form of unit agreement
5.1*	Opinion of Davis Polk & Wardwell LLP
5.2*	Opinion of Jackson Walker L.L.P. with respect to 864 Beverage, Inc.
5.3*	Opinion of Andersen, Lauritsen & Brower with respect to 591 Beverage, Inc.
5.4	Opinion of Davis Polk & Wardwell LLP with respect to El Dorado Properties LLC
5.5	Opinion of Friday Eldredge & Clark LLP with respect to El Dorado Properties LLC
12.1	Statement regarding computation of consolidated ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 22, 2017)
23.1	Consent of KPMG LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3*	Consent of Jackson Walker L.L.P. (included in Exhibit 5.2)
23.4*	Consent of Andersen, Lauritsen & Brower (included in Exhibit 5.3)
23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.4)
23.6	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.5)

Exhibit No.	Document
24.1*	Powers of attorney for Murphy USA Inc., Murphy Oil USA, Inc., 591 Beverage, Inc., 864 Holdings, Inc., 864 Beverage, Inc., Murphy Oil Trading Company (Eastern), Spur Oil Corporation and Superior Crude Trading Company
24.2	Power of attorney for El Dorado Properties LLC (included on the signature pages of this post-effective amendment)
25.1	Statement of Eligibility on Form T-1 of the trustee

_________________

†	To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.

*	Previously filed.

Item 17. Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule

415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on April 20, 2017.

MURPHY USA INC.

By:	/s/ Donald R. Smith, Jr.
	Name:	Donald R. Smith, Jr.
	Title:	Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive Officer
(principal executive officer)
*	Director	April 20, 2017
R. Andrew Clyde

Executive Vice President and
Chief Financial Officer
*	(principal financial officer)	April 20, 2017
Mindy K. West

Vice President and Controller
/s/ Donald R. Smith, Jr.	(principal accounting officer)	April 20, 2017
Donald R. Smith, Jr.

*	Chairman of the Board	April 20, 2017
R. Madison Murphy

*	Director	April 20, 2017
Claiborne P. Deming

*	Director	April 20, 2017
Fred L. Holliger

*	Director	April 20, 2017
Thomas M. Gattle, Jr.

*	Director	April 20, 2017
Christoph Keller, III

*	Director	April 20, 2017
James W. Keyes

*	Director	April 20, 2017
Diane N. Landen

*	Director	April 20, 2017
David B. Miller

*	Director	April 20, 2017
Jack T. Taylor

___________________________

*	The undersigned, by signing his name hereto, does execute this post-effective Amendment No. 1 to the registration statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this registration statement.

By:	/s/ Donald R. Smith, Jr.
	Name:	Donald R. Smith, Jr.
	Title:	Attorney-in-fact

Dated: April 20, 2017

Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on April 20, 2017.

MURPHY OIL USA, INC. 591 BEVERAGE, INC. 864 BEVERAGE, INC. 864 HOLDINGS, INC. MURPHY OIL TRADING COMPANY (EASTERN) SPUR OIL CORPORATION SUPERIOR CRUDE TRADING COMPANY

By:	/s/ Donald R. Smith, Jr.
	Name:	Donald R. Smith, Jr.
	Title:	Vice President and Controller

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive Officer
(principal executive officer)
*	Director	April 20, 2017
R. Andrew Clyde

Executive Vice President and
Chief Financial Officer
(principal financial officer)
*	Director	April 20, 2017
Mindy K. West

Senior Vice President and
General Counsel,
*	Director	April 20, 2017
John A. Moore

Vice President and Controller
/s/ Donald R. Smith, Jr.	(principal accounting officer)	April 20, 2017
Donald R. Smith, Jr.

__________________

*	The undersigned, by signing his name hereto, does execute this post-effective Amendment No. 1 to the registration statement on behalf of the persons identified above pursuant to a power of attorney previously filed in connection with this registration statement.

By:	/s/ Donald R. Smith, Jr.
	Name:	Donald R. Smith, Jr.
	Title:	Attorney-in-fact

Dated: April 20, 2017

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Dorado, State of Arkansas, on April 20, 2017.

EL DORADO PROPERTIES LLC By: Murphy Oil USA, Inc. Its: Sole Member
By:	/s/ John A. Moore
	Name:	John A. Moore
	Title:	Senior Vice President and General Counsel

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R. ANDREW CLYDE, MINDY K. WEST, JOHN A. MOORE, DONALD R. SMITH, JR., and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
President and Chief Executive Officer
(principal executive officer)
/s/ R. Andrew Clyde	Director	April 20, 2017
R. Andrew Clyde

Executive Vice President and
Chief Financial Officer
(principal financial officer)
/s/ Mindy K. West	Director	April 20, 2017
Mindy K. West

Senior Vice President,
General Counsel,
/s/ John A. Moore	Director	April 20, 2017
John A. Moore

Vice President and Controller
/s/ Donald R. Smith, Jr.	(principal accounting officer)	April 20, 2017
Donald R. Smith, Jr.

EXHIBIT INDEX

Exhibit No.	Document
1.1†	Form of underwriting agreement
4.1*	Form of indenture
4.2*	Form of note (included in Exhibit 4.1)
4.3	Form of common stock certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the registrant’s registration statement on Form 10 filed on July 18, 2013)
4.5†	Form of warrant agreement
4.6†	Form of purchase contract
4.7†	Form of unit agreement
5.1*	Opinion of Davis Polk & Wardwell LLP
5.2*	Opinion of Jackson Walker L.L.P. with respect to 864 Beverage, Inc.
5.3*	Opinion of Andersen, Lauritsen & Brower with respect to 591 Beverage, Inc.
5.4	Opinion of Davis Polk & Wardwell LLP with respect to El Dorado Properties LLC
5.5	Opinion of Friday Eldredge & Clark LLP with respect to El Dorado Properties LLC
12.1	Statement regarding computation of consolidated ratio of earnings to fixed charges (incorporated herein by reference to Exhibit 12 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 22, 2017)
23.1	Consent of KPMG LLP
23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)
23.3*	Consent of Jackson Walker L.L.P. (included in Exhibit 5.2)
23.4*	Consent of Andersen, Lauritsen & Brower (included in Exhibit 5.3)
23.5	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.4)
23.6	Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.5)
24.1*	Powers of attorney for Murphy USA Inc., Murphy Oil USA, Inc., 591 Beverage, Inc., 864 Holdings, Inc., 864 Beverage, Inc., Murphy Oil Trading Company (Eastern), Spur Oil Corporation and Superior Crude Trading Company
24.2	Power of attorney for El Dorado Properties LLC (included on the signature pages of this post-effective amendment)
25.1	Statement of Eligibility on Form T-1 of the trustee

__________________

†	To be filed, if necessary, by amendment or on a Current Report on Form 8-K in connection with the issuance of the applicable securities.

*	Previously filed.